UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 4, 2010
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.      Other Events.

This Current Report on Form 8-K is being filed by Micron Technology, Inc. (the "Company") to retrospectively adjust portions of the Company's Annual Report on Form 10-K for the fiscal year ended September 3, 2009 (the "2009 Form 10-K") reflecting changes to the Company's accounting for noncontrolling interests, certain convertible debt and its presentation of its reportable segments as described below.

Effective at the beginning of fiscal 2010, the Company adopted new accounting standards for noncontrolling interests and certain convertible debt instruments, which require retrospective application.  The impact of these new standards is summarized below.

Noncontrolling interests in subsidiaries:  Under the new standard, noncontrolling interests in subsidiaries is (1) reported as a separate component of equity in the consolidated balance sheets and  (2) included in net income in the statement of operations.

Convertible debt instruments:  The new standard applies to convertible debt instruments that may be fully or partially settled in cash upon conversion and is applicable to the Company’s 1.875% convertible senior notes with an aggregate principal amount of $1.3 billion issued in May 2007 (the “Convertible Notes”).  The standard requires the liability and equity components of the Convertible Notes to be stated separately.  The liability component recognized at the issuance of the Convertible Notes equals the estimated fair value of a similar liability without a conversion option and the remainder of the proceeds received at issuance was allocated to equity.  In connection therewith, at the May 2007 issuance of the Convertible Notes there was a $402 million decrease in debt, a $394 million increase in additional capital, and an $8 million decrease in deferred debt issuance costs (included in other noncurrent assets).  The fair value of the liability was determined using an interest rate for similar nonconvertible debt issued as of the original May 2007 issuance date by entities with credit ratings comparable to the Company’s credit rating at the time of issuance.  In subsequent periods, the liability component recognized at issuance is increased to the principal amount of the Convertible Notes through the amortization of interest costs.  Through fiscal 2009, $107 million of interest was amortized.

In addition, in the first quarter of fiscal 2010, the Company’s Imaging segment no longer met the quantitative thresholds of a reportable segment and management does not expect that Imaging will meet the quantitative thresholds in future years.  As a result, Imaging is no longer considered a reportable segment and is included in the Company’s All Other nonreportable segments.

The impact of the adoption of these new accounting standards and the changed presentation of the Company’s reportable segments is reflected in the following sections of the 2009 Form 10-K, which are included as Exhibits 99.1, 99.2 99.3, 99.4 and 99.5 (collectively, the “Exhibits”) to this Current Report on Form 8-K:

•	Part I, Item 1. Business (Exhibit 99.1);

•	Part II, Item 6. Selected Financial Data (Exhibit 99.2);

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.3);

•	Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk (Exhibit 99.4); and

•	Part II, Item 8. Financial Statements and Supplementary Data (Exhibit 99.5).

Accordingly, the Company has revised the presentation of its noncontrolling interests, certain convertible debt and the presentation of its reportable segments to reflect these changes and has recast all comparative prior period information on this basis.  The Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of these new accounting standards and the revised presentation of its reportable segments.  This will permit the Company to incorporate these financial statements by reference in future SEC filings.  This Form 8-K contains only the sections and exhibits to the 2009 Form 10-K that are being revised.  The sections of and exhibits to the 2009 Form 10-K as originally filed, which are not included herein, are unchanged and continue in full force and effect as originally filed.  All information in this filing is as of September 3, 2009 and does not reflect events occurring after the date of the 2009 Form 10-K, other than the recasting of certain amounts as described in the Summary of Significant Accounting Policies note and disclosures affected by the adoption the new accounting standards and the presentation of its reportable segments subsequent to the date of the 2009 Form 10-K.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Part I, Item 1. Business
99.2	Part I, Item 6. Selected Financial Data
99.3	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4	Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk
99.5	Part II, Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	March 4, 2010	By:	/s/ Brian Shirley
		Name:	Brian Shirley
		Title:	Vice President Memory

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MARCH 4, 2010

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Part I, Item 1. Business
99.2	Part I, Item 6. Selected Financial Data
99.3	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4	Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk
99.5	Part II, Item 8. Financial Statements and Supplementary Data